UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

April 16, 2004
(Date of earliest
event reported)

Name of Registrant; State of
	Incorporation; Address of Principal	IRS Employer
Commission File	Executive Offices; and Telephone	Identification
Number	Number	Number
1-1401	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

Item 5. Other Events and Item 7. Financial Statements and Exhibits
Exhibit Index
SIGNATURES
Underwriting Agreement
Ratio of Earnings to Fixed Charges

Item 5. Other Events and Item 7. Financial Statements and Exhibits

On April 16, 2004, PECO Energy Company (PECO) entered into an Underwriting Agreement associated with the issuance of $75 million of First and Refunding Mortgage Bonds. The Underwriting Agreement is attached to this Report as Exhibit 99.1. PECO’s Ratio of Earnings to Fixed Charges for the years 1999 through 2003 is attached to this Report as Exhibit 99.2.

Exhibit Index

Exhibit No.	Description
99.1	Underwriting Agreement
99.2	Ratio of Earnings to Fixed Charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO ENERGY COMPANY
/s/ J. Barry Mitchell J. Barry Mitchell Senior Vice President, Treasurer and Chief Financial Officer

April 21, 2004